UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2017 (January 30, 2017)

Broadcom Limited

Broadcom Cayman L.P.

(Exact name of registrants as specified in its charter)

Singapore Cayman Islands	001-37690 333-205938-01	98-1254807 98-1254815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Broadcom Limited 1 Yishun Avenue 7 Singapore 768923 Broadcom Cayman L.P. c/o Broadcom Limited 1 Yishun Avenue 7 Singapore 768923	N/A
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number, including area code: (65) 6755-7888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 30, 2017, Broadcom Limited, a company incorporated under the laws of the Republic of Singapore (the “Company”) filed with the Securities and Exchange Commission a prospectus supplement (the “Prospectus Supplement”) to the prospectus dated March 4, 2016, which was included in the Company’s automatic shelf registration statement on Form S-3 (No. 333-209923). The Prospectus Supplement relates to the possible issuance of up to 22,804,591 ordinary shares in the capital of the Company (“Ordinary Shares”), from time to time, to the holders of exchangeable limited partnership units of Broadcom Cayman L.P. (the “Exchangeable Units”) in accordance with the Amended and Restated Exempted Limited Partnership Agreement of Broadcom Cayman L.P. (the “Partnership Agreement”). Subject to the terms of the Partnership Agreement, from and after February 1, 2017, holders of Exchangeable Units may elect to exchange their units for Ordinary Shares or for cash, in the Company’s sole discretion. Registration of the issuance of Ordinary Shares as provided in the Prospectus Supplement does not necessarily mean that any of the holders of Exchangeable Units will exchange their Exchangeable Units or that the Company will elect to issue Ordinary Shares to satisfy its redemption obligation instead of paying a cash amount.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

5.1	Opinion of Allen & Gledhill LLP regarding validity of Ordinary Shares.

23.1	Consent of Allen & Gledhill LLP to the use of their opinion as an exhibit to this Form 8-K is included in their opinion filed herewith as Exhibit 5.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2017

Broadcom Limited

By:	/s/ Thomas H. Krause, Jr.
Name:	Thomas H. Krause, Jr.
Title:	Vice President and Chief Financial Officer

Broadcom Cayman L.P., by its general partner Broadcom Limited

By:	/s/ Thomas H. Krause, Jr.
Name:	Thomas H. Krause, Jr.
Title:	Vice President and Chief Financial Officer

Exhibit Index

5.1	Opinion of Allen & Gledhill LLP regarding validity of Ordinary Shares.

23.1	Consent of Allen & Gledhill LLP to the use of their opinion as an exhibit to this Form 8-K is included in their opinion filed herewith as Exhibit 5.1.